ACCURACY CERTIFICATE: The undersigned SANTIAGO QUIROZ PARDO, identified civilly and professionally as it appears next to my signature, acting as Official Translator: CERTIFIES that the following texts are the result of the Official Translation from Spanish to English from a document identified as (OTROSi), which I have before me, this is an exact copy, that to the letter reads:

SUPPLEMENTARY AGREEMENT PROMISE LEASE AGREEMENT
AND OPTION OF PURCHASE SALE ON AVAILABLE PRICES BOCAS DE PALAGUA Y TIERRA PROMETIDA ACCORDING TO CERTIFICATE OF DELIVERY AND UNENCUMBERED PROPERTY N. 088-6222

By and between the undersigned, namely:

(i)
VICALVARO C.V., represented in this act by Margarita María Méndez Caicedo, of legal age, identified with citizenship card No. 1,130,667,987, who acts in this act in her capacity as special proxy, as evidenced by the power of attorney registered with Notary 5 of Cali, Public deed No 405 of 17 February 2017 and whose power of attorney is valid until 31 December 2019, ("Promising Landlord with Option to Sell"), and, on the other hand,

(ii)
COSECHEMOS YA S.A.S., identified with NIT 900.969.918-1, legally represented in this act by Oscar Mauricio Franco Ulloa, of legal age, identified with citizenship card No. 79.596.227, who acts in this act in his capacity as legal representative, as stated in the Certificate of Legal Existence and Legal Representation issued by the Chamber of Commerce of Bucaramanga, (the "Promoter Tenant with lease purchase agreement").

The Promoter Leaseholder with Put Option and the Promoter Lessee with Put Option, will be individually named as "Party" and jointly as the "Parties", we have agreed to enter into a contract of promise of lease and promise of commercial purchase (hereinafter the contract) that will be governed by the applicable legal rules and, in particular, by the following Clauses, and prior the following:

CONSIDERATIONS:
1.
The parties celebrate this supplementary agreement to the contract signed on December 27, 2018, on 1,432 hectares, of the property located in the village of Palagua, rural area of the municipality of Puerto Boyacá, Department of Boyacá, identified with the real estate registration No. 088-6222 of the Office of Registration of Public Instruments of Puerto Boyacá and the cadastral identification 155720001000000040212000000000, property BOCAS DE PALAGUA Y TIERRA PROMETIDA.

2.	The parties consider it necessary to modify and give detailed scope to clauses Four and Six of the original contract set forth above, which will remain as follows:

Issued in Bogota on November 16, 2019.
Santiago Quiroz Pardo
c.c. 1032451930 Bogota.
Certificate of Suitability No. 507 of 2018, from Universidad Nacional de Colombia Av. Cra. 15 No. 124-17 Oficina 407 Torre B Edificio Jorge Baron
Phone: +57 (301) 544 5738 • +57 (1) 735 2802
Email: comercial@colombiatraduce.com
Bogota, Colombia.

ACCURACY CERTIFICATE: The undersigned SANTIAGO QUIROZ PARDO, identified civilly and professionally as it appears next to my signature, acting as Official Translator: CERTIFIES that the following texts are the result of the Official Translation from Spanish to English from a document identified as (OTROSi), which I have before me, this is an exact copy, that to the letter reads:

CLAUSES

Clause Four - Duration of Contract. This Agreement shall have an initial term of five (5) years, counted from the date the properties are received, which includes the Grace Period. The extension will be automatic for five (5) years and there may be all the necessary extensions.
Clause six - Delivery. The promisor Leaseholder with an Option to Sell shall deliver to the promisor Leaseholder with an Option to Purchase when requested by the promisor. He/she shall deliver the Area, together with all its annexes, improvements, uses and customs, without prejudice to the grace period provided in paragraph four of Clause Three.

Paragraph:
The Promising Tenant with Option to Purchase shall have a maximum term of two thousand twenty-one (2021) on the first (1) day of February of the year two thousand twenty-one (2021), to make and execute the decision of the rental option and/or purchase option.

This document is signed on record by the Parties in the city of Bogota, D.C. on the first (1st) day of November 2019.

(signed) “Margarita Maria Mendez Caicedo”
VICALVARO C.V.
Margarita María Méndez Caicedo
CC No. 1.130.667.987

(signed) “Oscar Mauricio Franco Ulloa”
COSECHEMOS YA S.A.S.,
Oscar Mauricio Franco Ulloa
CC No. 79.596.227

Issued in Bogota on November 16, 2019.
Santiago Quiroz Pardo
c.c. 1032451930 Bogota.
Certificate of Suitability No. 507 of 2018, from Universidad Nacional de Colombia Av. Cra. 15 No. 124-17 Oficina 407 Torre B Edificio Jorge Baron
Phone: +57 (301) 544 5738 • +57 (1) 735 2802
Email: comercial@colombiatraduce.com
Bogota, Colombia.